Exhibit 99.1

Faraday Future Announces Comprehensive Governance Resolution with Major Shareholders and New Financing

Comprehensive Governance Resolution with FF Top

●	Faraday Future and its largest shareholder have reached an agreement regarding their governance dispute

●	FF Top will dismiss its lawsuit against the company and its board of directors

●	Ms. Sue Swenson will step down from her role as Executive Chairperson of the company and Chairperson of the Board upon the company receiving $13.5 million in net financing proceeds

●	Ms. Sue Swenson and Mr. Brian Krolicki will step down from the Board upon the company obtaining $85 million in incremental financing commitments and $35 million in net proceeds therefrom

●	Mr. Adam He, a senior executive with extensive public company experience, has been appointed as a new independent board member

New Financing Commitment

●	New financing provides up to $100 million in committed funding

●	Active discussions with U.S. and international investors for potential additional funding

●	Actions underway to further reduce costs

LOS ANGELES—(BUSINESS WIRE)—Sept. 23, 2022— Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future” or “the Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced a comprehensive resolution to its governance dispute with FF Top and the execution of definitive agreements for new financing. The Company continues to have active discussions with capital providers to fund the production and delivery of the FF 91.

The Company announced a binding governance agreement with FF Top Holding LLC (“FF Top”), which resolves a range of issues concerning governance. The governance agreement, which is described in greater detail in our Current Report on Form 8-K filed earlier today, includes an agreement for FF Top to withdraw its lawsuit against the FFIE board immediately, changes in FFIE board membership and board size, and certain amendments to Faraday Future’s Shareholder Agreement with FF Top. Adam He has been appointed as a new independent board member and a member of the Nominating and Corporate Governance Committee and Audit Committee.

“The resolution of governance and related issues with our largest shareholder is a major accomplishment and an important step forward for Faraday Future and all our stakeholders. We can now focus our effort on building the FF 91. We appreciate all parties’ efforts in reaching this agreement,” said Dr. Carsten Breitfeld, Global CEO of Faraday Future.

“FF Top is glad that a resolution has been reached. We look forward to this opportunity for a new start and brighter future for FFIE, and to all parties performing their obligations under the governance agreement, to achieve the best interests of Faraday Future and all shareholders,” said a spokesperson from FF Top.

Concurrently, the Company announced the execution of two definitive agreements for new financing commitment of up to $100 million total. Detailed terms can be found in our Current Report on Form 8-K filed earlier today.

1.	Under the first financing agreement, Faraday Future will receive up to $40 million in near-term funding in the form of convertible secured notes and warrant exercise payments, subject to certain conditions precedent.

2.	Under a separate second financing agreement, the Company will receive up to an additional $60 million in near-term funding from Senyun International Ltd., a Daguan International Ltd. wholly owned investment entity, in the form of convertible secured notes, subject to certain conditions precedent. The terms of such financing are substantially similar to the terms of the previously committed notes, but are subject to satisfactory completion of due diligence by the Company in its sole discretion on the investor and a specified funding schedule with milestones.

The Company is in ongoing discussions with potential financing sources for additional capital required to fund operations through the end of 2022 and beyond. As part of ongoing efforts to conserve cash and reduce expenses, the Company recently implemented headcount reductions and other expense reduction and payment delay measures. Further efforts, including additional headcount reductions, may be undertaken in response to the Company’s financial condition and market conditions. Additional information can be found in our Current Report on Form 8-K filed earlier today.

Mr. Adam He, the newly appointed independent board member, is the Chief Financial Officer of Wanda America Investment Group. He previously served as an auditor with Ernst & Young and is a CPA in China and New York, and holds a Bachelor’s degree and Master of Science in Taxation from the Central University of Finance and Economics in Beijing and a Master of Science in accounting from Seton Hall University in New Jersey. Additional details regarding Mr. He’s background can be found in our Current Report on Form 8-K filed earlier today.

Sidley Austin LLP served as legal counsel to Faraday Future, Blank Rome LLP and Kelley Drye & Warren LLP served as legal counsel to the agent under the convertible notes facility, Olshan Frome Wolosky LLP served as legal counsel to Senyun International Ltd., and Davis Polk & Wardwell LLP served as legal counsel to the Company’s Board of Directors. Cadwalader, Wickersham & Taft LLP served as legal counsel for FF Top and Baker McKenzie served as legal counsel for Season Smart Limited.

ABOUT FARADAY FUTURE

Faraday Future is a class defining luxury electric vehicle company. The Company has pioneered numerous innovations relating to its products, technology, business model, and user ecosystem since inception in 2014. Faraday Future aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet and new usership models. Faraday Future’s first flagship product is the FF 91 Futurist.

FOLLOW FARADAY FUTURE:

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https://www.facebook.com/faradayfuture/
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www.linkedin.com/company/faradayfuture

NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the Company’s ability to satisfy the conditions precedent and close on the various financings referred to in this press release, the failure of any which could result in the Company seeking protection under the Bankruptcy Code; the satisfaction of the conditions to the advance approval by FF Top and Season Smart Limited of the warrants and notes issued to affiliates of ATW Partners LLC; the ability of the Company to agree on definitive documents to effectuate the governance changes with FF Top; the Company’s ability to remain in compliance with the listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”) and to continue to be listed on Nasdaq; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; and the ability of the Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1/A filed on August 30, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

John Schilling

Media: john.schilling@ff.com

Tim Gilman

Media: tim.gilman@ff.com

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